Exhibit 99.05
Southern Company
Consolidated Earnings
(In Millions of Dollars)

	Three Months Ended December			Year-to-Date December
	2009	2008	Change	2009	2008	Change
Income Account-
Retail Revenues-
Fuel	$1,188	$1,406	$(218)	$5,285	$5,912	$(627)
Non-Fuel	1,764	1,715	49	8,022	8,143	(121)
Wholesale Revenues	394	520	(126)	1,802	2,400	(598)
Other Electric Revenues	141	131	10	533	545	(12)
Non-regulated Operating Revenues	23	30	(7)	101	127	(26)
Total Revenues	3,510	3,802	(292)	15,743	17,127	(1,384)
Fuel and Purchased Power	1,429	1,738	(309)	6,426	7,633	(1,207)
Non-fuel O & M	994	1,028	(34)	3,517	3,748	(231)
MCAR Litigation Settlement	0	0	0	202	0	202
Depreciation and Amortization	409	373	36	1,508	1,443	65
Taxes Other Than Income Taxes	197	194	3	818	797	21
Total Operating Expenses	3,029	3,333	(304)	12,471	13,621	(1,150)
Operating Income	481	469	12	3,272	3,506	(234)
Other Income, net	75	11	64	241	82	159
Interest Charges	220	201	19	905	866	39
Income Taxes	69	77	(8)	898	915	(17)
Net Income	267	202	65	1,710	1,807	(97)
Dividends on Preferred and Preference Stock of Subsidiaries	16	16	0	65	65	0
NET INCOME AFTER DIVIDENDS ON PREFERRED AND PREFERENCE STOCK (See Notes)	$251	$186	$65	$1,645	$1,742	$(97)

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.